As filed with the Securities and Exchange Commission on November 17, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COPANO ENERGY, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	50-0411678
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

2727 Allen Parkway, Suite 1200

Houston, Texas 77019

(Address of principal executive offices, including zip code)

Copano Energy, L.L.C. Long-Term Incentive Plan

(Full title of the plan)

Douglas L. Lawing

Vice President and General Counsel

2727 Allen Parkway, Suite 1200

Houston, Texas  77019

(Name and address of agent for service)

(713) 621-9547

(Telephone number, including area code, of agent for service)

Copy to:

David P. Oelman

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin

Houston, Texas 77002-6760

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee(3)
Common Units of Copano Energy, L.L.C.	1,700,000	$36.875	$62,687,500	$7,379

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Common Units that become issuable under the plan by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding Common Units.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The Nasdaq National Market on November 16, 2005 ($36.875 per unit).

(3)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional 1,700,000 shares of the Registrant under the Plan. A Registration Statement on Form S-8 (Registration No. 333-122737) has been previously filed for the 800,000 existing shares under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 to register an additional 1,700,000 shares of our common units, par value $0.01 per unit (the “Common Units”), for issuance under the Copano Energy, L.L.C. Long-Term Incentive Plan, as amended (the “Plan”).

We previously filed a registration statement on Form S-8 (Reg. No. 333-122737) on February 11, 2005 covering 800,000 Common Units authorized for issuance under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of that earlier registration statement, including the periodic and current reports that we filed with the Securities and Exchange Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

Item 8.    Exhibits.

No.	Description
4.1

Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-1/A (File No. 333-117825) on October 26, 2004 and incorporated herein by reference).

4.2	First Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.2 to Form 8-K filed November 2, 2005)

4.3

Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (previously filed as Exhibit 3.3 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1/A filed December 15, 2004).

4.4

Amendment No. 1 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.5

Amendment No. 2 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.6	Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference to Current Report on Form 8-K filed December 15, 2004).

4.7

Form of Restricted Unit Grant (Employees) under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.8

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.9

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.37 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.10

Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.38 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of November, 2005.

COPANO ENERGY, L.L.C.

By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr.
Chairman of the Board and
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Eckel, Jr. and Douglas L. Lawing and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of November, 2005.

Signature	Title	Date
/s/ John R. Eckel, Jr.	Chairman of the Board and Chief Executive Officer	November 16, 2005
John R. Eckel, Jr.	(Principal Executive Officer)
/s/ Matthew J. Assiff	Senior Vice President and Chief Financial Officer	November 16, 2005
Matthew J. Assiff	(Principal Financial Officer)
/s/ Lari Paradee	Vice President and Controller	November 16, 2005
Lari Paradee	(Principal Accounting Officer)
/s/ Robert L. Cabes, Jr.	Director	November 16, 2005
Robert L. Cabes, Jr.
/s/ James G. Crump	Director	November 16, 2005
James G. Crump
	Director	November 16, 2005
Ernie L. Danner

/s/ Scott A. Griffiths	Director	November 16, 2005
Scott A. Griffiths
/s/ Michael L. Johnson	Director	November 16, 2005
Michael L. Johnson
/s/ T. William Porter	Director	November 16, 2005
T. William Porter
/s/ William L. Thacker	Director	November 16, 2005
William L. Thacker

INDEX TO EXHIBITS

No.	Description
4.1

Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-1/A (File No. 333-117825) on October 26, 2004 and incorporated herein by reference).

4.2	First Amendment to Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 10.2 to Form 8-K filed November 2, 2005)

4.3

Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (previously filed as Exhibit 3.3 to Post-Effective Amendment No. 1 to Registration Statement on Form S-1/A filed December 15, 2004).

4.4

Amendment No. 1 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.5

Amendment No. 2 to Second to Second Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.(previously filed as Exhibit 3.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2005).

4.6	Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference to Current Report on Form 8-K filed December 15, 2004).

4.7

Form of Restricted Unit Grant (Employees) under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.4 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.8

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (previously filed as Exhibit 4.5 to the Registration Statement on Form S-8 (Reg. No. 333-122737) filed February 11, 2005).

4.9

Form of Unit Option Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.37 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

4.10

Form of Restricted Unit Grant under the Copano Energy, L.L.C. Long-Term Incentive Plan (ScissorTail Energy, LLC officers) (previously filed as Exhibit 10.38 to Quarterly Report on Form 10-Q for the period ended June 30, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*filed herewith